EXHIBIT 99.1

PRESS RELEASE For Immediate Release

WASTE SERVICES ANNOUNCES OPENING OF SANFORD FACILITY

BURLINGTON, Ontario, June 20, 2005 - Waste Services, Inc. (Nasdaq: WSII) announced today the opening of their "Sanford Recycling & Transfer Facility" (also known as the "Icehouse") in Sanford, Florida. The facility has been expected to open during the second quarter of 2005 and will provide recycling processing and transfer services in our Central Florida market area.

Waste Services, Inc. Chairman and Chief Executive Officer, David Sutherland-Yoest stated, "We are excited to announce the opening of this state of the art facility which complements the company's existing asset base and infrastructure in the Central Florida marketplace."

Waste Services, Inc., a Delaware corporation, is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company's web site is http://www.wasteservicesinc.com. Information on the company's web site does not form part of this press release.

For information contact:

Mark A. Pytosh, Executive Vice President and Chief Financial Officer Waste Services, Inc. 905-319-6054